September 17, 2021

Carl Aure
carlaure@msn.com

Dear Carl,

LifeVantage Corporation (the "Company"), is pleased to offer you a position as Chief Financial Officer reporting directly to our President & CEO. We trust that your knowledge, skills and experience will be among our most valuable assets.

- Salary: Annual gross starting salary of $350,000 paid in installments by direct deposit.
- Performance Bonuses: Subject to approval by the Board of Directors each fiscal year, participation in the Employee Bonus Plan at the C-Suite level (target of 50%) with full participation in FY22 (not prorated).
- New Hire Equity: Upon approval of the Board of Directors, an equity award in the amount of 35,000 restricted stock units vesting 11,666 at year one, 11,667 at year two and 11,667 at year three.
- FY22 Annual Equity Award: Upon approval of the Board of Directors, a FY22 time based RSU award of 22,500 vesting over three years with 1/3 vesting at year one and quarterly thereafter and a FY22 performance based RSU award with a target of 22,500 vesting over three years based on FY22 revenue achievement with 1/3 vesting at year one and quarterly thereafter.
- Benefits: Executive benefits as described in the Key Executive Benefits Agreement and standard benefits offered to executives.
- New Employment Paperwork: The Company requires all new employees to review and complete the new employment paper before your first day at LifeVantage. You will receive this information via email upon acceptance. The new employment paperwork includes:
  - The Employee Handbook Acknowledgment
  - Acknowledgement Receipt of Corporate Policy
  - Manager's Proprietary Information and Inventions Agreement
  - Payroll Direct Deposit Form
  - W-4
  - I-9
  - Personal Information Form

To accept this job offer: Sign and date this job offer letter where indicated below.

I hope that you'll accept this job offer and look forward to welcoming you aboard on or before October 15, 2021.

Please be aware that this offer of employment is contingent upon reference checking and passing drug and background screening. LifeVantage is strongly committed to maintaining a drug-free workplace, and providing a safe and productive work environment for you. To maintain this environment, LifeVantage requires all new employees to pass a drug-screening test as a condition of employment, the results of which remain confidential. Upon your acceptance, please contact me to set up a convenient time for your screening.

Sincerely,

[signature]

Michelle Oborn
Sr. Vice President Human Resources

Agreed to and accepted this ____ day of September 2021.

09 / 19 / 2021

Carl A Aure

Carl Aure

3300 N Triumph Blvd
Suite 700, Lehi, UT 84043

801.432.9000
Lifevantage.com

Doc ID: 0160a23c9fd5b609e83a6319d49e90e534d8899f